EXHIBIT 99

 Direct General Corporation Announces Impact of Reserve Analysis and
                        Previews Fourth Quarter

    NASHVILLE, Tenn.--(BUSINESS WIRE)--Jan. 26, 2005--Direct General Corporation (NASDAQ:DRCT) today announced that it has completed its analysis of loss reserves as of December 31, 2004, and has determined that it is necessary to strengthen its loss reserves for an estimated
2.1 point increase in the expected ultimate loss ratio for the 2004 accident year and to further increase its reserves for prior accident years by approximately $2.2 million. The total effect of the reserve strengthening is expected to result in a reduction in net income, after taxes, of approximately $7.1 million or $0.31 per diluted share for the fourth quarter of 2004.
    The majority of the increase in reserves is attributable to the impact of a law change related to the personal injury protection coverage in Florida. Beginning with policies issued on or after October 1, 2003, Florida mandated that the maximum personal injury protection coverage deductible be reduced from $2,000 per occurrence to $1,000 and that the limit be increased to $10,000 in excess of the deductible as opposed to $10,000 less the deductible. The Company has determined that it is prudent to increase its loss reserves as additional frequency and severity trend data have continued to emerge related to losses on these policies. The Company has also continued to experience adverse development associated with the business in the Miami/Dade County market where, as previously announced, the Company ceased issuing new policies in October 2004 due to that market's high level of fraudulent activity. In addition, the Company has experienced an increase in frequency on bodily injury claims in Tennessee that was elevated by an increase in the number of claimants on each reported claim.
    The Company recently completed the closing on the acquisition of the assets of 65 sales offices in Texas, which began operating as company-owned sales offices on January 1, 2005. In addition to developing and opening 13 of its own sales offices in Texas, the Company has also entered into agreements to purchase the assets of two additional Texas agencies with a total of 17 sales offices. These transactions are expected to close at the end of this month, which will bring the total to 95 company-owned sales offices in Texas.
    As previously announced, the growth in Texas was slower than initially anticipated. This trend continued in the fourth quarter due largely to the lack of brand name recognition in the Texas market, primarily as a result of the historical absence of yellow page advertising. The Company's new television advertising campaign is currently being broadcast in all of its Texas markets and the yellow page advertising continues to roll out to all major cities. The Company believes that the conversion of the acquired offices to Direct offices, the impact of the new television advertising campaign that commenced in January, and the implementation of yellow page advertising will result in a substantial increase in premium volumes in Texas during 2005.
    The Company continued to experience the effects of increased competition in many of its existing markets in the fourth quarter of 2004, which coupled with the lower than anticipated growth in Texas, resulted in gross revenue(1) growth of approximately 4.1% for the quarter and 13.5% for the year. The Company began 2005 with new television advertising campaigns in most markets and is exploring additional advertising mediums to increase new business sales in existing markets. Sales offices in Missouri commenced operations in December and the Company expects to have a total of 13 offices operating by mid-February. The Company also expects to commence operations in Virginia in the next few weeks with approximately six offices.
    The Company is in the process of finalizing its fourth quarter results, but it believes that the impact of the additional reserves and the slower than anticipated growth will result in earnings per diluted share of between $0.35 and $0.38 for the fourth quarter of 2004. The Company will discuss its financial results in its fourth quarter conference call scheduled at 11:00 a.m. (EST), February 9, 2005.
    William Adair, Chairman, CEO and President stated, "We are obviously disappointed with the increase in reserves recorded during the fourth quarter. We have strived and will continue to take actions necessary to identify emerging trends and to react to new information as it becomes available. We believe that we made the correct decision to cease writing new business in the Miami market last fall. Although that decision will result in a slight reduction in revenues, the savings in claims costs are expected to positively impact earnings going forward. We also believe that with our expansion in Texas, the sales offices that we have developed in Missouri and Virginia, and our new advertising campaigns, we are well positioned to continue our growth in 2005."

    (1) Gross revenues, a non-GAAP financial measure, is the sum of direct premiums written and assumed premiums written (which we refer to as gross premiums written) plus all other revenues (finance income, commission and service fee income, net investment income, excluding net realized gains (losses) on securities).

    GENERAL INFORMATION

    Direct General Corporation, headquartered in Nashville, Tennessee, is a financial services holding company whose principal operating subsidiaries provide non-standard personal automobile insurance, term life insurance, premium finance and other consumer products and services through neighborhood sales offices staffed primarily by employee-agents. Direct's operations are concentrated in the southeastern part of the United States. Additional information about Direct can be found online at http://www.direct-general.com.

    Safe Harbor Statement

    This press release contains statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.
    These statements can be identified from the use of the words "may", "should", "could", "potential", "continue", "plan", "forecast", "estimate", "project", "believe", "intend", "anticipate", "expect", "target", "is likely", "will" or the negative of these terms and similar expressions. Forward-looking statements include, but are not limited to, discussions regarding our operating strategy, growth strategy, acquisition strategy, cost savings initiatives, industry, economic conditions, financial condition, liquidity and capital resources and results of operations. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections.
    Forward-looking statements are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed in this press release. These risks and uncertainties include, without limitation, uncertainties related to fluctuations in interest rates and stock indices; claims frequency and severity experience; cyclical changes in the personal automobile insurance market; the effects of competition in the areas in which the Company operates; changes in economic and regulatory conditions; estimates, assumptions and projections generally; inflation and changes in financial markets; the accuracy and adequacy of the Company's pricing methodologies; the outcome of litigation pending against the Company; court decisions and trends in litigation; the ability to obtain timely approval for requested rate changes; weather conditions including severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions; changes in driving patterns and loss trends; and acts of war and terrorist activities.
    In addition, the Company's past results of operations do not necessarily indicate its future results. The Company undertakes no obligation to publicly update or revise any use of the forward-looking statements. For more detailed discussion of some of the foregoing risks and uncertainties, please see the Company's filings with the Securities and Exchange Commission.

    CONTACT: Direct General Corporation
             William J. Harter, 901-541-3399
             Fax: 901-366-3875
             bill.harter@directgeneral.com